EXHIBIT 1.1


                                3,800,000 SHARES

                               U.S. CONCRETE, INC.

                                  COMMON STOCK


                            ------------------------


                             UNDERWRITING AGREEMENT

                            ------------------------



SCOTT & STRINGFELLOW, INC.
   As Representative of the Several
   Underwriters Named in Schedule I hereto
909 East Main Street
Richmond, Virginia 23219

                                [May ____], 1999

Dear Sirs:

      U.S. Concrete, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Scott & Stringfellow, Inc. ("S&S" or the "Representative") and the several other underwriters named in Schedule I hereto (collectively, with the Representative, the "Underwriters") an aggregate of 3,800,000 shares (the "Firm Securities") of Common Stock, $.001 par value per share, of the Company ("Common Stock") and, at the election of the Underwriters, up to 570,000 additional shares (the "Optional Securities") of Common Stock. The Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2, if any, hereof are collectively called the "Securities."

      Additionally, as a portion of the Underwriters' compensation, the Company will, pursuant to the Warrant Agreement among the Company and S&S and Sanders Morris Mundy Inc. ("SMM"), dated May , 1999 (the "Warrant Agreement"), grant to S&S and SMM warrants (the "Warrants") to purchase an aggregate of 200,000 shares of Common Stock at the price described in the Warrant Agreement. As described in the Warrant Agreement, such warrants will be exercisable on or after the first anniversary of the initial public offering of the Common Stock (the "IPO") and on or prior to the third anniversary of the IPO.

      1.    REPRESENTATIONS AND WARRANTIES.

      The Company represents and warrants to, and agrees with the several Underwriters that:

      (a) In connection with the transactions contemplated by this Underwriting Agreement (the "Agreement"), a registration statement on Form S-1 (File No. 333-74855), and as a part thereof a preliminary prospectus, in respect of the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to you; such registration statement, as amended, has been declared effective by the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission (any preliminary prospectus included in such registration statement, as amended, or filed by the Company with the Commission pursuant to Rule 424(a) under the Act in connection with the offering of the Securities, being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
Section 5(a) of this Agreement and deemed by virtue of Rule 430A under the Act to be a part of the registration statement at the time it was declared effective, each as amended at the time such part became effective, and any registration statement filed pursuant to Rule 462(b) under the Act registering additional shares of Common Stock which the Company has filed or is required to file pursuant to the terms hereof being hereinafter called collectively the "Registration Statement" and the final prospectus, in the form first filed by the Company pursuant to Rule 424(b) under the Act, being hereinafter called the "Prospectus");

      (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder;

      (c) The Registration Statement complies in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder and did not, as of its effective date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements in or omissions from the Registration Statement made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein;


      (d) The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements in or omissions from the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein.

      (e) Schedule II hereto lists (i) all the Company's subsidiaries as of the date hereof (the "Subsidiaries") and (ii) all the companies the Company will acquire (the "Founding Companies") on the First Delivery Date (as herein defined) pursuant to the acquisition transactions the Registration Statement describes (the "Acquisitions"). None of the Company, the Subsidiaries and the Founding Companies has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or expressly contemplated in the Prospectus, except for any such loss or interference that would not, singly or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company, the Subsidiaries and the Founding Companies, taken as a whole (a "Material Adverse Effect");

      (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth or expressly contemplated therein, (i) there has not been any change in the capital stock or increase in the long term debt of the Company, the Subsidiaries or the Founding Companies, respectively, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Subsidiaries and the Founding Companies taken as a whole and (ii) there have been no transactions entered into by the Company , the Subsidiaries or the Founding Companies, other than transactions entered into in the ordinary course of business, that are material with respect to the Company, the Subsidiaries and the Founding Companies taken as a whole;

      (g) The Company, the Subsidiaries and the Founding Companies have good and indefeasible title to all real property and good and marketable title to all personal property reflected as owned by them, respectively, in the financial statements referred to in Section 1(t) below (or elsewhere in the Prospectus), in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, the Subsidiaries and the Founding Companies; and any real property and buildings reflected as being held under lease by the Company, the Subsidiaries and the Founding Companies, respectively, in the financial statements referred to in Section 1(t) below (or elsewhere in the Prospectus) are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, the Subsidiaries and the Founding Companies;

      (h) The Company, the Subsidiaries and the Founding Companies have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with the requisite corporate power and authority to own or lease their respective properties and conduct their respective businesses as described in the Prospectus; and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; and each of the Company, the Subsidiaries and the Founding Companies holds all material licenses, certificates, authorizations and permits from governmental authorities necessary for the conduct of its business as described in the Prospectus;

      (i) The Company has an authorized capitalization as set forth in the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform in all material respects to the description of the capital stock of the Company contained in the Prospectus; except as described in the Prospectus there are no preemptive or other rights to subscribe for or to purchase any securities of the Company under the Certificate of Incorporation of the Company or under Delaware law; except as described in the Prospectus, there are no warrants, options or other rights to purchase any securities of the Company which have been granted by the Company; and neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company;

      (j) All outstanding shares of capital stock of the Subsidiaries are duly authorized and validly issued and are fully paid and non-assessable and, except as described in the Prospectus, are owned, directly or indirectly, by the Company free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances; as of the First Delivery Date, the Company will own, directly or indirectly, all the issued and outstanding shares of capital stock of the Founding Companies, free and clear of any security interests, claims, liens or encumbrances (except for those that are described in the Prospectus), and all those shares will have been validly issued and will be fully paid and nonassessable; and, other than the Subsidiaries and the Founding Companies, the Company does not own or control, directly or indirectly, any corporation, association or other entity;

      (k) The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor as provided herein, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description of the Securities contained in the Prospectus;

      (l) The issuance and sale of the Securities being issued at each Delivery Date (as hereinafter defined) by the Company and the performance of this Agreement and the consummation by the Company of the other transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries or the Founding Companies is a party or by which the Company or any of the Subsidiaries or the Founding Companies is bound or to which any of the property or assets of the Company or any of the Subsidiaries or the Founding Companies is subject, nor will such action result in any violation of the provisions of the Certificate or Articles of Incorporation or Bylaws of the Company or any of the Subsidiaries or the Founding Companies or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or the Founding Companies or any of their respective properties, except for any such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, singly or in the aggregate, result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the Act and the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder under state securities or Blue Sky laws, and under the rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Securities by the Underwriters and (ii) such consents, approvals, authorizations, orders, registrations or qualifications as to which the failure to obtain would not, singly or in the aggregate, result in a Material Adverse Effect;

      (m) None of the Company, the Subsidiaries and the Founding Companies is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound, except for such defaults as would not, singly or in the aggregate, result in a Material Adverse Effect;

      (n) There are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries or the Founding Companies is a party or of which any of their respective property or assets is subject, which, if determined adversely to the Company or the Subsidiaries, would individually or in the aggregate, have a Material Adverse Effect and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;

      (o) None of the Company, the Subsidiaries and the Founding Companies has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except for such violations that would not, singly or in the aggregate, have a Material Adverse Effect;

      (p) Each of the Company, the Subsidiaries and the Founding Companies has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each an

"Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect (each such Authorization being a "Material Authorization"). Each Material Authorization is valid and in full force and effect and each of the Company, the Subsidiaries and the Founding Companies is in compliance, in all material respects, with all the terms and conditions thereof and with the applicable rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow revocation, suspension or termination of any such Material Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Material Authorization; and none of the Authorizations contain restrictions that are burdensome, in any material respect, to the Company, any of the Subsidiaries or the Founding Companies;

      (q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect;

      (r) Arthur Andersen, LLP, which has certified certain financial statements of the Company and the Founding Companies, are independent public accountants within the meaning of the Act and the rules and regulations of the Commission thereunder;

      (s) All employee benefit plans established, maintained or contributed to by the Company or any of the Subsidiaries or Founding Companies comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and no such plan has incurred or assumed an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability to the Pension Benefit Guaranty Corporation;

      (t) The historical financial statements of the Company and the Founding Companies, together with related notes, as set forth in the Registration Statement and Prospectus (and any supplement or amendment thereto) present fairly in all material respects the financial position and the results of operations of the Company and the Founding Companies at the indicated dates and for the indicated periods, all in accordance with generally accepted accounting principles, consistently applied throughout the periods presented except as noted in such financial statements and the notes thereto; and the selected financial information included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein; and the other historical financial and statistical information and data respecting the Company and the Founding Companies set forth in the Registration Statement and the Prospectus

(and any amendment and supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Founding Companies, as applicable. The PRO FORMA combined financial statements of the Company and the Founding Companies and the related notes thereto set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission and have been properly compiled on the pro forma bases described therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The other PRO FORMA financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the PRO FORMA financial statements. No other financial statements or supporting schedules, other than the Financial Data Schedule required by Item 601(c) of Regulation S-K under the Securities Act, are required to be included in the Registration Statement. As of the date of the Prospectus, neither the Company nor any of the Subsidiaries or the Founding Companies is engaged in substantive discussions with any third party with respect to, or obligated to complete, any acquisitions (other than the Acquisitions) for which disclosure of PRO FORMA financial information in the Prospectus is required by the Act;

      (u) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

      (v) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement;

      (w) The Company, the Subsidiaries and the Founding Companies have filed all federal, state, local and foreign income and franchise tax returns that have been required to be filed (or have properly requested extensions with respect thereto) other than those filings being contested in good faith, and have paid, or made adequate reserves for, all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not, singly or in the aggregate, result in a Material Adverse Effect.

      (x) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters on any Delivery Date shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby;

      (y) The Company and the Founding Companies are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of the

Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect;

      (z) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of the Subsidiaries or Founding Companies before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of the Subsidiaries or (iii) union representation question existing with respect to the employees of the Company or any of the Subsidiaries or Founding Companies, except for such actions specified in clause (i), (ii) or (iii) above, which, singly or in the aggregate, would not have a Material Adverse Effect.

      (aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) its transactions and those of its subsidiaries are executed in accordance with management's general or specific authorizations; (ii) its transactions and those of its subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to its assets and those of its subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for its assets and those of its subsidiaries is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

      (bb) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries or Founding Companies, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries or Founding Companies, on the other hand, that is required by the Act or by the rules and regulations thereunder to be described in the Registration Statement and the Prospectus which is not so described;

      (cc) None of the Company, the Subsidiaries or the Founding Companies have taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

      (dd) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as that enforceability may be subject to the effect of (i) any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenant of good faith or fair dealing, and except as rights to indemnity and contribution hereunder may be limited by federal or state law;

      (ee) The execution and delivery of, and the performance by the Company, the Founding Companies and the shareholders of each Founding Company of their respective obligations under, the agreements relating to the Acquisitions, included as exhibits to the Registration Statement (the "Acquisition Agreements") to which they are parties, respectively, have been duly and validly authorized by the Company, the Founding Companies and the shareholders of each Founding Company and each Acquisition Agreement has been duly executed and delivered by the Company and each Founding Company and Founding Company shareholder which is a party to such agreement, and constitutes the legal, valid and binding agreement of the Company and each such Founding Company and Founding Company shareholder, enforceable in accordance with its terms, except as that enforceability may be subject to the effect of (i) any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, (ii) general principles or equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenant of good faith or fair dealing, and except as rights to indemnity and contribution thereunder may be limited by applicable law; and

      (ff) The Securities have been approved for inclusion on the Nasdaq National Market, subject to notice of issuance and compliance with certain requirements of The Nasdaq Stock Market, Inc.

      2. PURCHASE AND SALE OF THE SECURITIES.

      Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of [$ ], the number of Firm Securities (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Securities to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm Securities to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto, and the denominator of which is the aggregate number of Firm Securities to be purchased by all the Underwriters from the Company as set forth in Schedule I hereto and
(b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the aggregate number of Firm Securities to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto, and the denominator of which is the aggregate number of Firm Securities to be purchased by all the Underwriters from the Company as set forth in Schedule I hereto.

      The Company grants the Underwriters the right to purchase at their election up to 570,000 Optional Securities, at the purchase price per share set forth in the preceding paragraph, for the sole purpose of covering overallotments, in the sale of the Firm Securities. Any such election to purchase the Optional Securities may be exercised no more than once by written notice from you to the

Company, given within a period of 30 days after the date of this Agreement, setting forth the aggregate amount of the Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Delivery Date (as defined in Section 4 hereof) or, unless you otherwise agree in writing, earlier than two or later than seven business days after the date of such notice.

      The Company hereby agrees not to offer, pledge, sell, contract to sell, sell any option to purchase, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock except to the Underwriters pursuant to this Agreement and to stockholders of the Founding Companies pursuant to the Acquisition Agreements, for a period of 180 days after the date of the Prospectus without the prior written consent of Scott & Stringfellow, Inc. During such period (i) the Company may issue shares of Common Stock in connection with acquisitions after the thirtieth day following the date of the Prospectus, (ii) the Company may grant stock options and issue shares of Common Stock on the exercise of stock options pursuant to the company's existing incentive plan and (iii) the Company may issue shares of Common Stock upon the exercise of any option or warrant or the conversion of any convertible security outstanding on the date hereof. The Company also agrees not to amend the provisions of Section 10.14(a) of each of the Acquisition Agreements, or to waive the provisions thereof or give its consent thereunder, for a period of 180 days after the date of the Prospectus without the prior written consent of Scott & Stringfellow, Inc. Notwithstanding the foregoing, during such period the Company may register 3,000,000 shares of Common Stock under the Act for use by the Company in future acquisitions. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company and (ii) each stockholder listed on Annex II hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Scott & Stringfellow, Inc., (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable for Common Stock.

      3.    OFFERING BY THE UNDERWRITERS.

      Upon authorization by you of the release of the Firm Securities, the Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

      4.    DELIVERY AND PAYMENT.

      Certificates in definitive form for the Securities to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company, shall be delivered by or on behalf of the Company to you for the account of each Underwriter, against payment of the purchase price therefor by wire transfer in immediately available funds, all at the offices of Baker & Botts L.L.P., 3000 One Shell Plaza, Houston, Texas (or such other place as may be agreed to by the Company and the

Representatives). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 8:00 a.m., Houston time, on _________, 1999, or at such other time and date as you and the Company may agree upon in writing and, with respect to the Optional Securities, 8:00 a.m., Houston time, on the date specified by you in the written notice of the Underwriters' election to purchase such Optional Securities in accordance with the provisions of Section 2, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Delivery Date," such time and date for delivery of the Optional Securities, if not the First Delivery Date, is herein called the "Second Delivery Date," and each such time and date for delivery is herein called a "Delivery Date." Such certificates will be made available to the Underwriters for checking and packaging at least twenty-four hours prior to each Delivery Date at the offices of Scott & Stringfellow, Inc. in Richmond, Virginia or such other location designated by the Underwriters to the Company.

      5.    AGREEMENTS OF THE COMPANY.

      The Company agrees with the Underwriters:

      (a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act within the time period prescribed or, if applicable, such earlier time as may be required by Rule 430A under the Act; to make no amendment or supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

      (b) Promptly from time to time to take such actions as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you have requested and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

      (c) To furnish the Underwriters with copies of the Registration Statement and the Prospectus in such quantities as you may from time to time reasonably request during such period following the date hereof as a prospectus is required to be delivered in connection with offers or sales of Securities, and, if the delivery of a prospectus is required and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to notify you and upon your request furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of such amended Prospectus or supplement to the Prospectus;

      (d) As soon as practicable, but not later than the Availability Date (as defined below), to make generally available to its security holders and deliver to you an earnings statement of the Company (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act (for the purpose of this subsection 5(d) only, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter);

      (e) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed or the Nasdaq National Market; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request;

      (f) To apply the net proceeds from the sale of the Securities for the purposes set forth in the Prospectus;

      (g) To use its best efforts to list, subject to notice of issuance, the Securities on the Nasdaq National Market and to maintain the listing of the Securities on the Nasdaq National Market for a period of three years after the date of this Agreement;

      (h) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to each Delivery Date, and to satisfy all conditions precedent to the delivery of the Securities; and

      (i) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all the Securities, to file a Rule 462(b) Registration Statement with the Commission registering the Securities not so covered in compliance with Rule 462(b) by the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

      6.    PAYMENT OF EXPENSES.

      The Company agrees with the several Underwriters that the Company will pay or cause to be paid the following, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification, if required, of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with any such required qualification; (iv) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Securities; (v) the cost of preparing stock certificates; (vi) the costs or expenses of any transfer agent or registrar with respect to the Securities;
(vii) all fees relating to the inclusion of the Securities on the Nasdaq National Market; and (viii) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

      7. CONDITIONS TO OBLIGATIONS OF THE UNDERWRITERS.

      The obligations of each Underwriter hereunder, as to the Securities to be delivered at each Delivery Date, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company are, at and as of the date hereof and each Delivery Date, true and correct in all material respects and the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

      (a) The Registration Statement is effective; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, or any such supplement, will be filed in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for that purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

      (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by the date of this Agreement; and no stop order suspending the effectiveness of such Rule 462(b) Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the Commission;

      (c) On each Delivery Date, Andrews & Kurth L.L.P., counsel for the Underwriters, shall have furnished to you their written opinion, dated such date, with respect to the incorporation of the Company, the validity of the Securities being issued on such Delivery Date, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

      (d) On each Delivery Date, counsel for the Company shall have furnished to you their written opinion, dated such date, substantially in the form attached hereto as Annex I;

      (e) On each Delivery Date, counsel for the Founding Companies shall have furnished to you their written opinion, dated such date, substantially in the form provided for by the Acquisition Agreements;

      (f) On the date of this Agreement and also at each Delivery Date, Arthur Andersen, LLP shall have furnished to you a letter in each case, dated the date of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex II hereto;

      (g) (i) Neither the Company nor the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or expressly contemplated in the Prospectus, except for any such loss or interference that would not, singly or in the aggregate, result in a Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or increase in the long-term debt of the Company, the Subsidiaries or the Founding Companies or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Subsidiaries and the Founding Companies taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at such Delivery Date on the terms and in the manner contemplated by the Prospectus;

      (h) The Company shall have furnished or caused to be furnished to you the agreements provided for in the last sentence of Section 2 herein.

      (i) The Company shall have furnished or caused to be furnished to you on the date of this Agreement and on the Delivery Date certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the date hereof and the Delivery Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Delivery Date, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request;

      (j) On the First Delivery Date, the Acquisitions shall have been consummated on the terms set forth in the Registration Statement and the Acquisition Agreements, without waiver or modification of any material terms or provisions of any Acquisition Agreement, except as may be approved by you;

      (k) The Securities shall have been duly approved for inclusion on the Nasdaq National Market, subject to notice of issuance; and

      (l) The Company shall have entered into employment agreements (in form and substance satisfactory to you) with each of Eugene P. Martineau and Michael W. Harlan.

      8.    INDEMNIFICATION AND CONTRIBUTION.

      (a) The Company will indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; provided, further, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Securities, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 5 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

      (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, Registration Statement or Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action or claim as such expenses are incurred. The Company acknowledges that for purposes of this Agreement the last sentence on the front cover page of the Prospectus and the statements set forth in the first through fourth paragraphs, the tenth paragraph (regarding sales to accounts over which the representatives of the Underwriters exercise discretionary authority) and fourteenth through sixteenth paragraphs in the Preliminary Prospectus and the Prospectus under the heading "Underwriting" constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus or the Prospectus, and you confirm, as the Representative, that such statements are correct.

      (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, unless and to the extent that such indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party would present such counsel with a conflict of interest under applicable standards of professional conduct due to actual or potential differing interests between them or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm or attorneys together with appropriate local counsel at any time for all indemnified parties not having actual or potential differing interests with any indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or
(iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the third preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

      (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other, in connection with the offering of the Securities pursuant to this Agreement, shall be deemed to be in the same respective proportions as the total net proceeds from the offering (after deducting the underwriting discount, but before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) the provisions of the Agreement Among Underwriters shall govern contribution among the Underwriters,
(ii) no Underwriter (except as provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations under this subsection (d) are several in proportion to their respective underwriting obligations and not joint.

      (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

      9.    SUBSTITUTION OF UNDERWRITERS.

      (a) If any of the Underwriters fail to purchase on a Delivery Date the Securities agreed to be purchased on such Delivery Date by such Underwriter or Underwriters, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Securities set forth opposite their respective names on
Schedule I hereto bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If on the First Delivery Date or the Second Delivery Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than a defaulting underwriter or underwriters) to any other party. In any such case, the provisions of Sections 5, 6, 8, 11, 12, 13 and 15 through 18 shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Delivery Date or the Second Delivery Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected. This
Section 9 will not affect the liability of the defaulting Underwriters to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter under this Section 9 will be deemed an Underwriter for all purposes of this Agreement.

      10. REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY.

      The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

      11.   TERMINATION AND PAYMENT OF EXPENSES.

      (a) This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company prior to the delivery of any payment for the Securities, if prior to such time there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq National Market; (ii) a general moratorium on commercial banking activities in New York or Virginia declared by federal, New

York State or Virginia authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if any such event specified in this clause (iii) would have such a materially adverse effect, in your judgment, as to make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus; or (iv) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

      (b) If this Agreement shall be terminated pursuant to this Section 11, the Company shall not then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but if for any other reason the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to this Section 11 or because of any refusal, inability or failure on the part of the Company to perform any agreements herein or comply with the provisions hereof other than by reason of a default by any of the Underwriters, the Company will be responsible for and will reimburse the Underwriters upon demand for all out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in connection with the proposed purchase, sale and delivery of the Securities. Nothing in this Section 11 shall be deemed to relieve the Underwriters of their liability, if any, to the Company for damages occasioned by their default hereunder.

      12.   NOTICES.

      In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you. All statements, requests, notices and agreements hereunder shall be in writing or by telegram or facsimile if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by mail, telegram or facsimile transmission to: Scott & Stringfellow, Inc., 909 East Main Street, Richmond, Virginia 23219, Attention: Corporate Finance Department, Telecopy: (804) 649-0990; and if to the Company shall be sufficient in all respects if delivered or sent by mail, telegram or facsimile transmission to: U. S. Concrete, Inc., 1360 Post Oak Boulevard, Suite 800, Houston, Texas 77056, Attention: Michael W. Harlan, Telecopy: (713) 350-6042, with a copy to Baker & Botts, Attention: Ted Paris, Suite 3000, One Shell Plaza, Houston, Texas 77002, Telecopy: (713) 229-1522. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      13.   SUCCESSORS.

      This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, the officers and directors, employees and agents of any Underwriter and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      14.   TIME OF THE ESSENCE.

      Time shall be of the essence in the performance under this Agreement.

      15.   BUSINESS DAY.

      As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

      16.   APPLICABLE LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws provisions.

      17.   CAPTIONS.

      The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

      18.   COUNTERPARTS.

      This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which will be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                     Very truly yours,

                                     U.S. CONCRETE, INC.



                                     By: _______________________________
                                         Eugene P. Martineau

                                        President and Chief Executive Officer

Accepted as of the date hereof at Richmond, Virginia:

SCOTT & STRINGFELLOW, INC.
   As Representative of the Underwriters



By: _______________________________

Title: ____________________________

                                   SCHEDULE I

                                  UNDERWRITERS


              UNDERWRITER                  FIRM SECURITIES TO BE PURCHASED
          ---------------------          -----------------------------------
       Scott & Stringfellow, Inc.
       Sanders Morris Mundy Inc.





     TOTAL                                            3,800,000

                                   SCHEDULE II

                       SUBSIDIARIES AND FOUNDING COMPANIES

SUBSIDIARIES
------------

Baer Acquisition Inc.
Bay Cities Acquisition Inc.
Central Concrete Acquisition Inc.
OCC Acquisition Inc.
Santa Rosa Acquisition Inc.
Walker's Acquisition Inc.

FOUNDING COMPANIES
------------------

Central Concrete Supply Co., Inc.
Walker's Concrete, Inc.
Bay Cities Building Materials Co., Inc.
Opportunity Concrete Corporation
Baer Concrete, Incorporated
Santa Rosa Cast Products Co.

                                     ANNEX I

                                    (TO COME)

                                    ANNEX II

      Pursuant to Section 7(e) of the Underwriting Agreement, Arthur Andersen, LLP shall furnish letters to the Representative to the effect that:

      1. They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

      2. In their opinion, the consolidated audited financial statements audited by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;

      3. On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the latest unaudited financial statements made available by the Company, inspection of the minute books of the Company and the Subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and the Founding Companies responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

            (A) the unaudited consolidated financial statements included in the Registration Statement or the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and published rules and regulations thereunder or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement or Prospectus;

            (B) (i) as of a specified date not more than five calendar days prior to the date of delivery of such letter, there have been any change in the capital stock, any increase in long-term debt of the Company, or any decreases in total assets or stockholders' equity as compared with amounts shown on the most recent consolidated balance sheet included in the Registration Statement or Prospectus, and (ii) for the period from the date of the most recent financial statements included in the Registration Statement or Prospectus to such specified date there were any decreases in the total or per share amounts of net income as compared with the corresponding period in the preceding year, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

      4. In addition to the audit referenced in their report included in the Registration Statement and the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company, the Subsidiaries and the Founding Companies, which appear in any Preliminary Prospectus, the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representative, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and the Founding Companies and have found them to be in agreement.